Exhibit 99.1

Glucotrack, Inc. Announces Pricing of $4.0 Million Private Placement Priced At-the-Market Under Nasdaq Rules with a Single Institutional Investor

Rutherford, NJ., December 30, 2025 - Glucotrack, Inc. (Nasdaq: GCTK) (the “Company”), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced that it has entered into a securities purchase agreement with a single institutional investor for the purchase and sale of 1,033,591 shares of common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 2,067,182 shares of common stock at an effective combined price of $3.87 per share and common warrant for aggregate gross proceeds of approximately $4.0 million, before deducting placement agent fees and other offering expenses. The warrants will have an exercise price of $3.87 per share, will not be exercisable until receipt of shareholder approval and will expire five years from the initial exercise date.

The closing of the offering is expected to occur on or about December 31, 2025, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offering for working capital and general corporate purposes.

Curvature Securities LLC is acting as the sole placement agent in connection with the offering.

The offer and sale of the foregoing securities is being made in reliance on an exemption from the registration requirement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, and applicable state securities laws, and the securities have not been and will not initially be registered under the Securities Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of a registration rights agreement entered into with the investor, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock issued or underlying pre-funded or common warrants issued to the institutional investor no later than 15 calendar days after the closing of the offering and to use commercially reasonable efforts to have the registration statement declared effective within 45 days following the closing of the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s Continuous Blood Glucose Monitor (CBGM) is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. The Glucotrack CBGM is an Investigational Device and is limited by federal (or United States) law to investigational use.

For more information, please visit http://www.glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipate”, “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements, including, without limitation, statements relating to: the Company’s ability to consummate the closing of the offering when intended and the intended use of proceeds, the Company’s ability to satisfy closing conditions for the offering, the filing of a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued or underlying pre-funded or common warrants issued to the institutional investor in connection with the offering. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 31, 2025.

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com